Exhibit 99.11

CONSENT OF APSIS CONSULTORIA EMPRESARIAL LTDA.

CONSENT

To the Board of Directors of Gafisa S.A. (“Gafisa”) and Construtora Tenda S.A. (“Tenda”):

We hereby consent to the references to the use of our name and to the inclusion of our valuation reports, dated November 5, as an exhibit to, and the reference thereto under the caption “The Restructuring” in Part Five of, the prospectus/information statement of Gafisa, which prospectus information statement is part of the Registration Statement on Form F-4 of Gafisa, as amended. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent, as amended, is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

São Paulo, Brazil, December  23, 2009.

By: /s/ LUIZ PAULO CÉSAR SILVEIRA
 LUIZ PAULO CÉSAR SILVEIRA
Diretor